Exhibit 4.14

TRUST AGREEMENT

OF

HORIZON FINANCIAL CAPITAL TRUST I

THIS TRUST AGREEMENT is made as of November 5, 2008 (this “Agreement”), by and between Horizon Financial Corp., as depositor (the “Depositor”), and Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the “Delaware Trustee”).  The Depositor and the Delaware Trustee hereby agree as follows:

1. The trust created hereby shall be known as “Horizon Financial Capital Trust I” (the “Trust”), in which name the Delaware Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10.  The Delaware Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate.  The Delaware Trustee hereby declares that it will hold the trust estate in trust for the Depositor.  It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C § 3801, et seq. (the “Statutory Trust Act”), and that this Agreement constitute the governing instrument of the Trust.  The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in the form attached to this Agreement as Exhibit A.

3. The Depositor and the Delaware Trustee will enter into an Amended and Restated Trust Agreement satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of the Capital Securities and Common Securities referred to therein.  Prior to the execution and delivery of such amended and restated Trust Agreement (i) the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and (ii) the Depositor shall take or cause to be taken any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.  Notwithstanding the foregoing, the Delaware Trustee may take all actions which the Depositor deems necessary, convenient or incidental to effect the transactions contemplated herein.  The Delaware Trustee shall not have any duty or obligation under or in connection with this Agreement or any document contemplated hereby, except as expressly provided by the terms of this Agreement, and no implied duties or obligations shall be read into this Agreement against the Delaware Trustee.  The right of the Delaware Trustee to perform any discretionary act enumerated herein shall not be construed as a duty.

4. The Depositor hereby agrees to (i) reimburse the Delaware Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Delaware Trustee and the officers, directors, employees and agents of the Delaware Trustee (collectively, including the

Delaware Trustee in its individual capacity, the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person, and (iii) advance to each such Indemnified Person Expenses incurred by such Indemnified Person, in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified therefor under this Section 4.  The obligations of the Depositor under this Section 4 shall survive the resignation or removal of the Delaware Trustee, shall survive the termination, amendment, supplement, and/or restatement of this Agreement, and shall survive the transfer by the Depositor of any or all of its interest in the Trust pursuant to Section 5 below or otherwise.

5. The Depositor, as depositor of the Trust, is hereby authorized, in its discretion, (i) to prepare, execute and file on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital Securities of the Trust under the securities or “Blue Sky” laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (ii) to negotiate, execute, deliver and perform on behalf of the Trust one or more placement agent agreements, dealer/manager agreements, escrow agreements, subscription agreements and other similar or related agreements providing for or relating to the sale and issuance of the Capital Securities of the Trust and/or any other interests in the Trust; (iii) to prepare, execute and deliver on behalf of the Trust any and all documents, certificates, papers, instruments and other writings as it deems desirable in connection with any of the foregoing; and (iv) to prepare, execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust as it deems necessary or desirable.

In the event that any filing referred to in this Section 5 is required by the rules and regulations of the Securities and Exchange Commission (the “Commission”) or state securities or Blue Sky laws to be executed on behalf of the Trust by a trustee, the Delaware Trustee, in its capacity as a trustee of the Trust, so required to execute such filings is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee, in its capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required to do so by the rules and regulations of the Commission or applicable state securities or Blue Sky laws.

6. The Delaware Trustee is authorized to take such action or refrain from taking such action under this Agreement as it may be directed in writing by the Depositor from time to time; provided, however, that the Delaware Trustee shall not be required to take or refrain from taking any such action if the Delaware Trustee shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in personal liability or is contrary to the terms of this Agreement or of any document contemplated hereby to which the Trust or the Delaware Trustee is a party or is otherwise contrary to law.  If at any time the Delaware Trustee determines that it requires or desires guidance regarding the application of any provision of this Agreement or any other document, or regarding compliance with any direction it received hereunder, then the Delaware Trustee may deliver a notice to the Depositor requesting written instructions as to the course of action desired by the Depositor, and such instructions shall constitute full and complete authorization and protection for actions taken and other performance by the Delaware Trustee in reliance thereon.  Until the Delaware Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

7. This Agreement may be executed in two or more counterparts.

8. The number of trustees of the Trust initially shall be one (1), and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, to the extent required by the Statutory Trust Act, there shall at all times be one trustee of the Trust that shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law.  Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time.  Any trustee of the Trust may resign upon thirty (30) days’ prior notice to the Depositor.

9. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

HORIZON FINANCIAL CORP.,
as Depositor

By:	/s/ Richard P. Jacobson
Name:	Richard P. Jacobson
Title:	Chief Executive Officer

WILMINGTON TRUST COMPANY,
as Delaware Trustee

By:	/s/ James P. Lawler
Name:	James P. Lawler
Title:	Vice President

EXHIBIT A

CERTIFICATE OF TRUST

OF

HORIZON FINANCIAL CAPITAL TRUST I

THIS CERTIFICATE OF TRUST OF HORIZON FINANCIAL CAPITAL TRUST I (the “Trust”) is being duly executed and filed by the undersigned on behalf of the Trust to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §§3801 et seq.) (the “Act”).

1.	Name. The name of the statutory trust being formed is Horizon Financial Capital Trust I.

2.	Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are as follows:

Wilmington Trust Company
1100 North Market Street
Wilmington, DE 19890-1605
ATTN: Corporate Trust Services

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as
Delaware Trustee of the Trust

By:       ______________________________________
Name:
Title: